UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUMMIT HOTEL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-2962512
(State of incorporation or organization)	(IRS Employer Identification No.)

2701 South Minnesota Avenue, Suite 6 Sioux Falls, South Dakota	57105
(Address of principal executive offices)]	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-177317

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Summit Hotel Properties, Inc. (the “Registrant”) hereby incorporates the description of its Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), to be registered hereunder set forth under the captions “Description of the Series A Preferred Stock,” “Description of Capital Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-11 (Registration No. 333-177317), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 14, 2011 as thereafter amended and supplemented. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 10-K on March 31, 2011).

3.2	Form of Articles Supplementary designating the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-177317) on October 24, 2011).

3.3	Amended and Restated Bylaws of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-168686) on November 1, 2010).

4.1	Specimen Certificate for the Series A Preferred Stock (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-177317) on October 24, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: October 24, 2011		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Annual Report on Form 10-K on March 31, 2011).

3.2	Form of Articles Supplementary designating the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-177317) on October 24, 2011).

3.3	Amended and Restated Bylaws of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Amendment No. 2 to the Registration Statement on Form S-11 (Registration No. 333-168686) on November 1, 2010).

4.1	Specimen Certificate for the Series A Preferred Stock (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-177317) on October 24, 2011).